                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                                 JOHN E. BAILYE

                                      AND

                          DENDRITE INTERNATIONAL, INC.


                           DATED AS OF MARCH 25, 1997

                              EMPLOYMENT AGREEMENT


      THIS AGREEMENT, dated as of March 25, 1997, (the "Effective Date"), between DENDRITE INTERNATIONAL, INC., a New Jersey corporation having an address at 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797 ("Dendrite") and JOHN E. BAILYE, having an address at P.O. Box 694, Bernardsville, New Jersey 07924 ("Bailye").

                              W I T N E S S E T H:
                              - - - - - - - - - -
      WHEREAS, Bailye and Dendrite have entered into an employment agreement, dated October 2, 1991 (the "Prior Agreement"); and

      WHEREAS, Bailye and Dendrite have agreed to certain amendments of the Prior Agreement, which amendments are memorialized in a resolution of the Dendrite Board of Directors adopted on October 18, 1995; and

      WHEREAS, following the public offering of Dendrite common shares, both Dendrite and Bailye desire to amend the Prior Agreement to contain provisions which are more appropriate for the President and Chief Executive Officer of a publicly traded corporation and to continue to employ Bailye as the President and Chief Executive Officer of Dendrite upon the terms and conditions hereinafter set forth, and Bailye desires to accept such employment;

      NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

      1. EMPLOYMENT.  Dendrite hereby employs Bailye, and Bailye hereby accepts
         ----------
such employment, as President and Chief Executive Officer of Dendrite during the term of this Agreement (the "Term", as defined below). Bailye will devote his best efforts and full business time and attention to performing all duties assigned or delegated to him by Dendrite's Board of Directors as required under this Agreement.

Bailye will observe and comply with such rules, regulations and policies as may from time to time be determined by Dendrite's Board of Directors (the "Board"). Bailye will be employed at Dendrite's executive offices in Morristown, New Jersey. Alternatively, Bailye may be employed by Dendrite in the borough of Manhattan in New York or within thirty-five (35) miles of Morristown, so long as such location is the executive office of Dendrite.

     2.  COMPENSATION.
         ------------

      2.1 ANNUAL COMPENSATION.  During the Term, Dendrite shall pay Bailye for
          -------------------
his services hereunder a base salary at a rate of $425,000 per annum which base salary will be increased each year in accordance with the provisions of Section
2.2 below. In the event that Bailye's employment hereunder is terminated on a date which is other than on an anniversary date of this Agreement, Bailye shall receive a pro-rata portion of his annual base salary for that portion of the year for which he was employed, to the extent not previously paid.

      2.2 ANNUAL INCREASES.  During the Term, Bailye shall receive, effective on
          ----------------
December 31, 1997 and on December 31 of each year thereafter, an annual increase in his annual base salary in an amount equal to the increase in the consumer price index (All-Items portion, for all Urban Consumers (CPI-U), as published by the U.S. Bureau of Labor Statistics) for the twelve-month period ending three months prior to the applicable anniversary date of this Agreement. Without limiting the foregoing provision, not less frequently than once every two (2) years during the Term (but no more frequently than one (1) time in any year), the compensation committee of the Board (the "Compensation Committee") will review Bailye's annual base salary, in light of the actual and expected growth or decline of Dendrite, for the purpose of evaluating an adjustment in Bailye's annual base salary to be considered along with any CPI increase(s) to which Bailye may otherwise be entitled.

      2.3 BONUSES.  During the Term, Dendrite shall pay Bailye, in addition to
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his base salary, a bonus for each fiscal year of Dendrite, the amount of such bonus to be determined by the Compensation Committee and it being envisaged that such bonus shall not exceed fifty percent (50%) of Bailye's annual base salary for such year. Each year, Dendrite shall determine and pay such bonus (if any) to Bailye within thirty (30) days after Dendrite completes its audited financial statements for the previous fiscal year, but in any event within ninety (90) days after the end of such previous fiscal year.

      3. TERM OF EMPLOYMENT.
         ------------------

      3.1 TERM.  Except as otherwise provided in this Section 3, the initial
          ----
term of this Agreement and Bailye's employment hereunder shall commence on the Effective Date and continue through December 31, 1999 (the "Term"), and upon December 31 of each year during the Term, the Term shall automatically be continued for an additional year unless prior to such December 31, either party shall have given written notice to the other that the Term will not be extended. Once such notice is provided by either party, no further notice regarding not extending the Term will be required. Notwithstanding the foregoing, upon a "Change in Control" (as defined below) the remaining Term shall, if less than two (2) years at such date, be extended automatically to continue for at least two (2) years following such Change in Control.

      3.2 TERMINATION.  Notwithstanding Section 3.1 above, the Term, and
          -----------
Bailye's employment hereunder, may terminate prior to the end thereof pursuant to this Section 3.2 as set forth below, subject to the applicable provisions of
Section 4 of this Agreement with respect to severance payments.

      (a) Either party shall have the right to terminate the Term and Bailye's employment hereunder for any reason whatsoever, with or without Cause or Good Reason (as hereinafter defined), by providing the other party hereto with advance written notice of such termination as set forth in Section 8; provided,
                                                                      --------
however, that any
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                                      -3-
decision by Dendrite to terminate the Term and Bailye's employment hereunder must be made by the Board.

          Without limiting the generality of Section 3.2(a), the Board shall have the right to terminate the Term and Bailye's employment hereunder for Cause (as hereinafter defined) by giving written notice to Bailye. For purposes of this Agreement, the term "Cause" as used herein shall mean (i) any gross misconduct or gross neglect on the part of Bailye with respect to his duties under this Agreement which gross misconduct or gross neglect has or is likely to have a material adverse effect upon the business of Dendrite, provided, however, that Bailye's good faith exercise of his business judgment in executing his duties under this Agreement shall in no event constitute Cause hereunder, or
(ii) the indictment of Bailye for a felony which relates to Bailye's duties under this Agreement or has or is likely to have a material adverse effect on the business of Dendrite; provided, that, if Bailye ultimately is not
                          --------  ----
convicted of, or does not plead guilty or nolo contendere to, such felony, Bailye's termination of employment shall be treated retroactively as a termination by the Company without Cause and he will be paid severance under this Agreement. Following a Change in Control, Cause shall not exist unless and until Dendrite has delivered to Bailye a copy of a resolution, duly adopted by at least a majority of the Board then in office (not including Bailye) at a meeting of the Board called and held for such purpose (after reasonable notice to Bailye and after giving an opportunity for Bailye to be heard before the Board), to the effect that in the opinion of the Board an event set forth in clauses (i) or (ii) above has occurred and specifying the particulars thereof in detail. Neither Bailye nor the Board shall be represented by legal counsel at any such Board meeting.

       (c) The Term and Bailye's employment hereunder shall automatically terminate in the event Bailye shall have become Disabled (as hereinafter defined). For the purposes of this Agreement, the term "Disabled" as used herein shall have the same meaning as that term, or such substantially equivalent term, has in any group long-term disability policy carried by Dendrite. If no such policy exists, the term "Disabled" shall mean the occurrence of any physical or mental condition which materially interferes with the performance of Bailye's customary duties in his capacity as an employee where such disability has been in effect for a period of six (6) months (excluding permitted vacation time), which need not be consecutive, during any single twelve (12) month period.

        (d) The Term and Bailye's employment hereunder shall automatically terminate in the event of Bailye's death.

      4. SEVERANCE.  Upon Bailye's termination of employment for any reason,
         ---------
Bailye shall be entitled to receive, within fifteen (15) days following such termination, any accrued but unpaid compensation (including accrued vacation) and bonus pay with respect to past periods, and any benefits and payments otherwise owed to him pursuant to the employee benefit plans and arrangements of Dendrite. In addition, subject to Section 4(h), Bailye shall be entitled to the applicable severance payments and benefits set forth in either Section 4(a) or 4(b).

      (a) If, during the Term, Bailye's employment hereunder is terminated by
(i) by Dendrite for any reason other than Cause or Disability, or as a result of Bailye's death, or (ii) by Bailye for Good Reason (as hereinafter defined), then Bailye shall be entitled to receive severance payments in an aggregate amount equal to the sum of (A) the annual rate of Bailye's base salary in effect as of the date of termination (not taking into account any reductions which would constitute Good Reason) and (B) the average of the total annual bonus compensation earned by Bailye during the three (3) completed fiscal years of Dendrite immediately preceding his date of termination, divided by (C) twelve
(12), and multiplied by (D) the number of full and fractional months remaining in the Term as of Bailye's date of termination. The severance payments to be paid to Bailye under this Section 4(a) shall be referred to herein as the

"Severance Payment". Bailye's Severance Payment shall be paid by Dendrite in cash in consecutive equal monthly payments commencing no later than thirty (30) days after the effective date of the termination of Bailye's employment for a period through the remainder of the Term as of the date of termination. No interest shall accrue or be payable on or with respect to any Severance Payment. In the event of a termination of Bailye's employment described in this Section 4(a), Dendrite shall continue to provide, for a period through the remaining Term (as of the date of termination), Bailye (and Bailye's dependents if applicable) with the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including cost of coverage, if any, to Bailye) as existed immediately prior to the effective date of termination; provided, that, if Bailye is not eligible to
                                   --------  ----
continue to participate in Dendrite plans providing such benefits, Dendrite shall otherwise provide such benefits on the same after-tax cost to Bailye and benefit basis as if his continued participation had been permitted. To the extent available, such continued benefits may be provided through continued "COBRA" coverage pursuant to Section 601 et seq. of the Employee Retirement
                                         -- ---
Income Security Act of 1974, as amended ("ERISA") at Dendrite's full expense. Notwithstanding the foregoing, in the event Bailye becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, any such welfare benefits provided by this Agreement shall cease.

      (b) If, during the Term and within the two (2) year period following a Change in Control (the "Change in Control Window Period"), Bailye's employment hereunder is terminated (i) by Dendrite for any reason other than Cause or Disability, or as a result of Bailye's death, or (ii) by Bailye for Good Reason, then Bailye shall be entitled to receive severance payments in an aggregate amount equal to three (3) times the sum of (A) the annual rate of Bailye's base salary in effect as of the date of termination (not taking into account any reductions which would constitute Good Reason) and (B) the highest annual bonus compensation earned by Bailye during the three (3) completed fiscal years of Dendrite immediately preceding the date of termination. The severance payments to be paid to Bailye under this Section 4(b) shall be referred to herein as the "Change in Control Severance Payment". Bailye's Change in Control Severance Payment shall be paid by Dendrite in a lump sum in cash within thirty (30) days following the relevant event specified in clause (i) or (ii) above. In the event of a termination of employment described in this Section 4(b), Dendrite shall continue to provide, for a period of three
(3) years following the date of termination, Bailye (and Bailye's dependents if applicable) with the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including cost of coverage, if any, to Bailye) as existed immediately prior to the effective date of termination (or, if more favorable to Bailye, as such benefits and terms and conditions existed immediately prior to the Change in Control); provided, that, if Bailye is not eligible to continue to participate
          --------  ----
in Dendrite plans providing such benefits, Dendrite shall otherwise provide such benefits on the same after-tax cost to Bailye and benefit basis as if continued participation had been permitted. To the extent available, such continued benefits may be provided through continued COBRA coverage at Dendrite's full expense. Notwithstanding the foregoing, in the event Bailye becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, any such welfare benefits provided by this Agreement shall cease.

       (c)(i) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by Dendrite (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Bailye (whether pursuant to the terms of this Agreement or otherwise) (the "Payments") would be subject to the excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amounts payable to Bailye under this Agreement shall be reduced (reducing first the Change in Control Severance Payment, unless an alternative method of reduction is elected by Bailye) to the maximum amount as will result in no portion of the Payments being subject to such excise tax (the "Safe Harbor Cap"). For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable to Bailye under this Agreement (and no other Payments) shall be reduced, unless consented to by Bailye.

         (ii) All determinations required to be made under this Section 4(c) shall be made by the public accounting firm that is retained by Dendrite as of the date immediately prior to the Change in Control (the "Accounting Firm").
The Accounting Firm may rely upon appropriate experts in making its determinations under this Section 4(c) including, without limitation, to value the Restrictive Covenant under Section 7.3, and to determine whether any payment under Section 7.3 would be subject to the Excise Tax. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control or refuses to perform the determinations under this Section 4(c), Bailye may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). If payments are reduced to the Safe Harbor Cap, the Accounting Firm shall provide a reasonable opinion to Dendrite and Bailye that he is not required to report any Excise Tax on his federal income tax return. All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by Dendrite. The determination by the Accounting Firm shall be binding upon Dendrite and Bailye (except as provided in paragraph (iii) below).

         (iii) If it is established pursuant to a final determination of a court, an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, or by mutual agreement of the parties hereto that Payments have been made to, or provided for the benefit of, Bailye by Dendrite, which are in excess of the limitations provided in this Section 4(c) (hereinafter referred to as an "Excess

Payment"), such Excess Payment shall be deemed for all purposes to be a loan to Bailye made on the date Bailye received the Excess Payment and Bailye shall repay the Excess Payment to Dendrite on demand, together with interest on the Excess Payment at the "applicable federal rate" (as defined in Section 1274(d) of the Code) from the date of Bailye's receipt of such Excess Payment until the date of such repayment. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the determination, it is possible that Payments which will not have been made by Dendrite should have been made (an "Underpayment"), consistent with the calculations required to be made under this
Section 3(c). In the event that it is determined (A) by the Accounting Firm, Dendrite (which shall include the position taken by Dendrite, alone or together with its consolidated group, on its federal income tax return) or the IRS pursuant to an IRS proceeding which has been finally and conclusively resolved or (B) pursuant to a final determination of a court, that an Underpayment has occurred, Dendrite shall pay an amount equal to such Underpayment to Bailye within ten (10) days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to Bailye until the date of payment.

      (d) "Good Reason" for purposes of this Agreement means, without Bailye's express written consent, the occurrence of any of the following events which is not corrected within ten (10) days following notice of such event given by Bailye to Dendrite:

         (A) the assignment to Bailye of any duties or responsibilities materially and adversely inconsistent with Bailye's position as President and Chief Executive Officer of Dendrite (including any material diminution of such duties or responsibilities) or (B) a material and adverse change in Bailye's reporting responsibilities, titles or offices (other than membership on the Board) with Dendrite;

         (B) (i) any material breach by Dendrite of Section 2 or 5 of this Agreement, or (ii) the failure by Dendrite following a Change in Control to continue in effect any material employee benefit plan, compensation plan, welfare benefit plan or fringe benefit plan in which Bailye is participating immediately prior to such Change in Control, unless (a) Bailye is permitted to participate in other benefit plans providing Bailye with substantially equivalent benefits (at substantially equivalent cost to Bailye with respect to welfare benefit plans), (b) such failure is at the written direction of Bailye or with Bailye's written consent or (c) such failure is required by law;

         (C) any requirement of Dendrite that Bailye (1) be based anywhere other than the locations permitted pursuant to Section 1 hereof or (2) following a Change in Control, travel on Dendrite business to an extent substantially greater than the travel of Bailye prior to such Change in Control; and

         (D) the failure of Dendrite to obtain the assumption agreement from any successor as contemplated in Section 11.1.

       (e) "Change in Control" means the occurrence of any one of the following events:

         (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Dendrite representing 33% or more of the combined voting power of Dendrite's then outstanding securities eligible to vote for the election of the Board (the "Dendrite Voting Securities"); provided, however, that the
                                                    --------  -------
   event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by Dendrite or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by Dendrite or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities,
   (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)),
   (E) pursuant to any acquisition by Bailye or any group of persons including Bailye or any entity controlled by Bailye or such group ("Bailye Holders"), or (F) a transaction (other than one described in paragraph (iii) below) in which Dendrite Voting Securities are acquired from Dendrite, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

         (ii) individuals who, on March 25, 1997, constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 25, 1997, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Dendrite in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no
                                               --------  -------
   individual elected or nominated as a director of Dendrite initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

         (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization (other than a transaction with Bailye, any group of persons including Bailye or any entity controlled by Bailye or such a group of persons) involving Dendrite or any of its subsidiaries that requires the approval of Dendrite's stockholders whether for such transaction or the issuance of securities in connection with the transaction or otherwise, (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Dendrite Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Dendrite Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Dendrite Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than the Bailye Holders or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 33% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

         (iv) the stockholders of the Company approve a sale of all or substantially all of the Company's assets.

      Notwithstanding the foregoing, a Change in Control of Dendrite shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33% of Dendrite Voting Securities as a result of the acquisition of Dendrite Voting Securities by Dendrite which, by reducing the number of Dendrite Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of Dendrite would
                      --------  ----
occur as a result of such an acquisition by Dendrite (if not for the operation of this sentence), and after Dendrite's acquisition such person becomes the beneficial owner of additional Dendrite Voting Securities that increase the percentage of outstanding Dendrite Voting Securities beneficially owned by such person, then a Change in Control of Dendrite shall occur.

      (f) In the event Dendrite provides Bailye with written notice that it is not extending the Term under Section 3.1, the Compensation Committee shall determine, in its sole discretion, the amount of any severance payments to be made to Bailye, which amount shall be determined as of Bailye's date of termination in accordance with what is usual and customary for companies of comparable size operating in a similar industry as Dendrite as it exists as of the effective date of Bailye's termination of employment and which is appropriate for Bailye's employment position with Dendrite.

      (g) Bailye shall not be entitled to receive any Severance Payment or Change in Control Severance Payment in the event (i) the Term and the employment of Bailye hereunder is terminated for Cause, (ii) Bailye voluntarily terminates his employment (other than for Good Reason) or (iii) the Term and the employment of Bailye hereunder is terminated by reason of his death, Disability or mandatory retirement (under any retirement policy applicable to senior executives instituted prior to a Change in Control).

      (h) The making of any severance payments under Section 4(a), 4(b) or 4(f) hereunder is conditioned upon the signing (and effectiveness) of a general release by Bailye in the form attached hereto under which Bailye releases Dendrite and its affiliates together with their respective officers, directors, shareholders, employees and agents from any and all claims he may have against them through the date of such release. In the event that Bailye signs such a general release, Dendrite shall sign a release in the form attached hereto pursuant to which it releases Bailye from all claims that it and its affiliates may have against Bailye that it has knowledge of as of the date of such release; provided,
                                                                --------
however, that such release of Bailye by Dendrite shall not apply to any claim
-------
arising out of or as a result of any unlawful or fraudulent act by Bailye. In the event Bailye breaches Section 7 of this Agreement, in addition to any other remedies at law or in equity, Dendrite may cease any severance payments otherwise due under Section 4(a), under Section 4(f) or under Section 4(b) (if paid pursuant to Section 7(c)); provided, however, that a cessation of benefits
                                --------  -------
may in no event occur unless and until the Company has provided Bailye with written notice that Bailye has breached Section 7 of this Agreement, Bailye has not ceased such breach of Section 7 within ninety (90) days of such notice and such cessation is approved by a majority of the Board. If a court or an arbitration panel determines that Bailye did not breach Section 7, any payments not made as a result of the application of this Section 4(h), plus interest on such payments in an amount equal to the greater of 10% or the applicable federal rate, shall be paid in a lump sum to Bailye as soon as practicable following such determination. Nothing herein shall affect any of Bailye's obligations or Dendrite's rights under this Agreement.

      5. BENEFITS.
         --------

      5.1 GENERAL BENEFITS.  During the Term, to the extent permitted by law,
          ----------------
Bailye shall be eligible for any employee benefits generally available to the other United States executives of Dendrite, including, but not limited to, retirement plans, life, health and disability insurance programs and deferred compensation programs comparable to those generally provided to other executives of Dendrite from time to time; provided, that Bailye's participation in any employee benefit or program

(other than benefits or programs extended to all United States employees of Dendrite) shall require the approval of the Compensation Committee.

      5.2 BENEFICIARIES.  If Bailye dies during the Term (or while certain
          -------------
amounts would be payable to Bailye had Bailye continued to live), Dendrite shall pay to his named beneficiary, or in the event Bailye has not named a beneficiary or his named beneficiary is deceased, his estate, all salary and bonus accrued and unpaid at the date of Bailye's death, and any Severance Payment, Change in Control Severance Payment or payments under Section 4(c) otherwise due hereunder at the time such payments would otherwise be due.

      5.3 VACATION.  Bailye shall be entitled to four (4) weeks vacation per
          --------
contract year during the Term. Unused vacation time shall be accumulated annually up to an additional eight (8) weeks and any portion of any such unused vacation time may be used in whole or in part in one or more future years. Accumulated vacation time in excess of eight (8) weeks shall be forfeited by Bailye without payment by Dendrite.

      6. BUSINESS EXPENSES.  The parties acknowledge that Bailye will incur,
         -----------------
from time to time, for the benefit of Dendrite and in furtherance of Dendrite's business, various expenses including, for example, home and automobile telephone for use in the business, entertainment and promotion expenses, and similar business expenses. Dendrite agrees that with respect to such expenses reasonably incurred during the Term it shall either pay such expenses directly, advance sums to Bailye to be used for payment of such expenses, or promptly reimburse Bailye for such expenses incurred by him, in each case upon the presentation of appropriate documentation with respect thereto. Without limiting the generality of any of the foregoing, Dendrite shall pay, on behalf of Bailye, all membership dues and fees and all other costs associated with Bailye's participation in the Young Presidents Organization (including, without limitation, participation in seminars, educational programs, conventions and other functions of the organization). In addition, Dendrite shall pay, on behalf of Bailye, all membership dues and fees and all other costs associated with Bailye's participation (including, without limitation, participation in seminars, educational programs, conventions and other functions of the organization) in other organizations, which, in Bailye's reasonable belief, membership or participation therein are appropriate as part of Bailye's continuing education and management development; provided, however, that all
                                                 --------  -------
reimbursable expenses associated with membership and participation in such other organizations shall be subject to a budget approved in advance by the Board on an annual basis.

      7. RESTRICTIVE COVENANT.
         --------------------

      7.1 GENERAL.  Subject to the provisions of Section 7.3 below, during the
          -------
Term, and for a period of two (2) years following any voluntary termination by Bailye of his employment hereunder (other than a termination for Good Reason) or any termination of Bailye's employment hereunder by Dendrite for Cause, Bailye shall not directly or indirectly, as a proprietor, partner, shareholder, officer, director, employee or in any other capacity, or for his own benefit, or for or with any person, firm, corporation or other business entity: (i) engage in any state of the United States of America, or any foreign country, where Dendrite or any of its affiliates is conducting business as of the effective date of termination of Bailye's employment (or in which Dendrite can establish at the time of Bailye's termination of employment it will likely conduct business within one (1) year following the effective date of Bailye's termination), in any venture or activity in competition with the business or businesses conducted by Dendrite or any of its affiliates; (ii) solicit for any venture or activity in competition with the business or businesses conducted by Dendrite or its affiliates any customers of Dendrite or any of its affiliates existing as of the effective date of termination of Bailye's employment, or within the year prior to such effective date, or request, directly or indirectly, that any such customers of Dendrite or any of its affiliates curtail or cancel their business then being conducted with Dendrite or any of its affiliates; or (iii) induce or actively attempt to influence any employee of Dendrite or any of its affiliates employed as of the effective date of termination of Bailye's employment, or within six (6) months prior to such effective date, to terminate his or her employment with Dendrite or such affiliate. The covenants and obligations of Dendrite under this Section 7.1 shall be hereinafter collectively referred to as Bailye's "Restrictive Covenant". For purposes of this Section 7.1, the term "affiliates" shall mean only those corporations or entities which are controlled by Dendrite. For purposes of this Section 7.1 "the business or businesses conducted by Dendrite or any of its affiliates" means Electronic Territory Management Systems used to manage, coordinate and control the activities of large sales forces and complex selling environments and/or sales productivity tools of the type and nature marketed by Dendrite or any of its affiliates (and support services related thereto) as of the effective date of Bailye's termination of employment (or which Dendrite can at the time of Bailye's termination of employment establish it will likely market within one
(1) year following the effective date of Bailye's termination). Notwithstanding the foregoing, Bailye may invest in stocks, bonds or other securities of any venture or entity in connection with the business or businesses conducted by Dendrite or any of its affiliates if (1) such stocks, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act and (2) his investment does not exceed, in the case of any class of the capital stock, two percent (2%) of the issued and outstanding shares, or, in the case of other securities, two percent (2%) of the aggregate principal amount thereof issued and outstanding.

      7.2 INVOLUNTARY TERMINATION.  Subject to the provisions of Section 7.3
          -----------------------
below, in the event that Dendrite terminates Bailye's employment hereunder without Cause (or Dendrite elects not to extend Bailye's employment) or Bailye terminates his employment for Good Reason, the Restrictive Covenant described in
Section 7.1 of this Agreement shall apply for a period of six (6) months following Bailye's date of termination of employment.

      7.3 NON-APPLICABILITY FOLLOWING CHANGE IN CONTROL.  The Restrictive
          ---------------------------------------------
Covenant in this Section 7 shall not apply following the termination of Bailye's employment for any reason during the Change in Control Window Period. Notwithstanding the foregoing, Bailye may, in his sole discretion, elect to be subject to the Restrictive Covenant in this Section 7 for a six (6) month to one
(1) year period following the termination of his employment, during the Change in Control Window Period, by Dendrite for any reason other than Cause or Disability or by Bailye for Good Reason. Subject to Section 4(c), in consideration for the Restrictive Covenant applying to Bailye under this Section 7.3, the Company shall pay to Bailye an amount equal to the Change in Control Severance Payment and/or the value of the continued benefit coverage under
Section 4(b), if any, that was not paid or was not provided to Bailye pursuant to the application of Section 4(c). Such payment shall be made in consecutive equal monthly installments during the period of the Restrictive Covenant.

      7.4 REMEDIES.  In addition to any other remedies set forth herein or which
          --------
Dendrite may have at law or at equity, in view of the difficulty of determining the amount of damages which may result to Dendrite from a violation by Bailye of the Restrictive Covenant set forth herein, and of the likelihood of irreparable harm to Dendrite as a result of such violation, Bailye acknowledges that Dendrite shall be entitled to such relief at law or in equity as determined by an appropriate judicial tribunal, including, but not limited to, injunctive relief. In any event, if this Restrictive Covenant, or any part thereof, is found to be unreasonable and unenforceable, the Court so holding may reduce the territory described and/or the period of time involved to the extent necessary to render the revised Restrictive Covenant enforceable by the Court and so to effectuate the reasonable expectations of the parties.

      8. NOTICE; DATE OF TERMINATION.    For purposes of this Agreement, all
         ---------------------------
notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

      If to Bailye:

      P.O. Box 694
      Bernardsville, New Jersey  07924

      If to Dendrite:

      1200 Mount Kemble Avenue
      Morristown, New Jersey  07960-6797

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      (b) A written notice of Bailye's date of termination by Dendrite or Bailye, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Bailye's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice). The failure by Bailye or Dendrite to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Bailye or Dendrite hereunder or preclude Bailye or Dendrite from asserting such fact or circumstance in enforcing Bailye's or Dendrite's rights hereunder.

      (c) "Date of termination" means (i) the effective date on which Bailye's employment by Dendrite terminates as specified in a prior written notice by Dendrite or Bailye, as the case may be, to the other, delivered pursuant to this
Section 8 or (ii) if Bailye's employment terminates by death, the date of Bailye's death.

     9. FULL SETTLEMENT; RESOLUTION OF DISPUTES.  Dendrite's obligation to make
        ---------------------------------------
any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Dendrite may have against Bailye or others. In no event shall Bailye be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Bailye under any of the provisions of this Agreement and, except as provided specifically in Sections 4(a) and 4(b), such amounts shall not be reduced whether or not Bailye obtains other employment. Except for any dispute or controversy relating to Section 7 of this Agreement, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New Jersey by three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Dendrite shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 9. Dendrite shall also reimburse Bailye, for all reasonable legal fees and expenses incurred in connection with any contest or dispute with respect to this Agreement; provided, that such fees and
                                                   --------  ----
expenses shall only be paid by Dendrite in the event that Bailye is successful with respect to a majority of his claims in such contest or dispute.

    10. EMPLOYMENT WITH SUBSIDIARIES.  Employment with Dendrite for purposes of
        ----------------------------
this Agreement shall include employment with any of its subsidiaries.

    11.  MISCELLANEOUS.
         -------------

     11.1 ASSIGNMENT PROHIBITED.  This Agreement and the rights and the
          ---------------------
obligations hereunder may not be assigned by either party hereto, without the prior written consent of the other party hereto; provided, however, that this Agreement shall be assigned by Dendrite in connection with any Business Combination that does not constitute a Non-Qualifying Transaction, and Dendrite agrees that it will cause any successor or transferee in such a transaction to assume unconditionally this Agreement by written agreement.

     11.2 AMENDMENTS.  No amendments or additions to this Agreement shall be
          ----------
binding unless in writing and signed by both parties, except as herein otherwise provided.

     11.3 GOVERNING LAW. This Agreement shall be governed in all respects by
          -----------
the laws of the State of New Jersey.

     11.4 PARAGRAPH HEADINGS.  The paragraph headings used in this Agreement are
          ------------------
included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

     11.5 INVALID CLAUSE.  The invalidity of any clause contained herein shall
          --------------
not render any other provisions invalid and the balance as the Agreement shall be binding or the party hereto to the extent permitted by law.

     11.6 SURVIVAL.  The rights, obligations and covenants of the parties under
          --------
Sections 4, 7, 9 and 11.3 above, and any and all accrued but unpaid monetary obligations of Dendrite, shall survive any termination of the Term, this Agreement or of Bailye's employment hereunder.

     11.7 ENTIRE AGREEMENT.  This Agreement contains the entire agreement and
          ----------------
understanding between the parties hereto with regard to the subject matter hereof, except for any written non-disclosure agreements with Dendrite by which Bailye may be bound, and supersedes the terms and provisions of the Prior Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  DENDRITE INTERNATIONAL, INC.


                                  By:
                                      -----------------------------





                                  ---------------------------------
                                         JOHN E. BAILYE